Exhibit 99.1

Arbor Realty Trust, Inc. Announces Proposed Private Offering

of Convertible Senior Notes due 2022

UNIONDALE, N.Y., November 5, 2019 — Arbor Realty Trust, Inc. (the “Company”) (NYSE: ABR) today announced that it intends to offer, subject to market and other conditions, $215 million in aggregate principal amount of Convertible Senior Notes due 2022 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also intends to grant the initial purchasers of the Notes a 13-day option to purchase up to an additional $32.25 million aggregate principal amount of Notes on the same terms and conditions.

The terms of the Notes, including the interest rate, initial conversion rate and other terms, will be determined by negotiations between the Company and the initial purchasers of the Notes.

Concurrently with the offering of the Notes, the Company intends to enter into separate privately negotiated agreements with certain holders of its outstanding $115 million aggregate principal amount of 5.25% Convertible Senior Notes due 2021 that were issued on July 3, 2018 (the “5.25% Convertible Notes (A)”) and $149.5 million aggregate principal amount of 5.25% Convertible Senior Notes due 2021 that were issued on July 20, 2018 (the “5.25% Convertible Notes (B)” and together with the 5.25% Convertible Notes (A), the “5.25% Convertible Notes”) to exchange their 5.25% Convertible Notes for cash and shares of the Company’s common stock. The Company intends to use the net proceeds of this offering to pay the cash consideration under such exchange agreements and any remaining proceeds from the offering for general corporate purposes. The 5.25% Convertible Notes mature on July 1, 2021 and bear interest at a rate of 5.25% per annum.

This offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and the shares of the Company’s common stock, if any, issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or any state securities laws, and, unless so registered, the Notes and such shares may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, or the solicitation of any sale, of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer. Arbor’s product platform also includes CMBS, bridge, mezzanine and preferred equity lending.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed offering and the anticipated use of the net proceeds from the offering.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, risks and uncertainties related to the completion of the offering on the anticipated terms or at all, market conditions, the satisfaction of customary closing conditions related to the offering, and other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Contacts:	Investors:
Arbor Realty Trust, Inc.	The Ruth Group
Paul Elenio, Chief Financial Officer	Alexander Lobo
516-506-4422	646-536-7037
pelenio@arbor.com	alobo@theruthgroup.com

Media:
Bonnie Habyan, Chief Marketing Officer
516-506-4615
bhabyan@arbor.com